EXHIBIT 10.5
                                 EMPLOYMENT AGREEMENT

               This Agreement is dated as of the 14th day of April, 1997, between Campo Electronics, Appliances and Computers, Inc. (the "Company") and John K. Ross (the "Employee").

               1. Employment/Capacity. The Company agrees to and does hereby employ the Employee, and the Employee agrees to and does hereby remain in the employ of the Company, upon the terms and conditions set forth in this Agreement. Such employment shall be in the capacity of Vice President - Marketing, subject to the supervision of the Company's Board of Directors and Chief Executive Officer. Such employment shall commence on the date of this Agreement (the "Effective Date") and shall continue until the first anniversary of the date of this Agreement unless sooner terminated as provided in this Agreement. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the Effective Date through the earlier of termination of Employee's employment with the Company or the first anniversary of the date of this Agreement; however, such phrase shall not be construed as limiting the enforceability by either party of any rights provided for in this Agreement.

               2. Time and Effort/Absences. During the term of this Agreement, the Employee shall devote his entire time and attention during normal business hours to the Company's business, and he shall not engage in any other business activity whether or not for gain, profit or other pecuniary advantage, but nothing shall be construed to restrict him (i) from performing services as a member of the Board of Directors, Board of Trustees or the like of any non-profit or for-profit entity whether or not he receives compensation therefor, provided that such services do not unreasonably interfere with his ability to perform the services and discharge his responsibilities hereunder, (ii) from investing his assets in such form or manner as will not require any services on his part in the operation of the business of the entity in which such investment is made, and/or (iii) from serving in various capacities with, and attending meetings of, industry groups and associations relevant to the Company's business.

               3. Corporate Offices. If elected, the Employee will serve, without additional compensation, as a director of the Company and/or as an officer and director (or in either capacity) of any subsidiary of the Company. The Company agrees during Employee's employment hereunder to:

                    (i) maintain, if available  at a cost acceptable to the
               Board of Directors in its discretion, director and officer liability insurance for the Employee in connection with his serving in all such capacities in an amount and on such terms as are currently in effect for officers and directors of the Company or, if reduced, as are reasonably satisfactory to the Employee; and

                    (ii) use its reasonable  best  efforts  to maintain the
               director and officer exculpation and indemnification provisions currently provided in its Articles of Incorporation and By-laws and, if Louisiana law at any time permits more protection than currently provided, use its best efforts to add such additional protection.

               4. Salary/Bonus/Other Benefits. In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, the Company agrees that it will, during the term of this Agreement, pay and provide for the Employee the compensation and benefits described below and described elsewhere in this Agreement and the Appendices hereto:

                    a. Salary. A salary, payable in equal bi-weekly installments, at the annualized rate provided in Appendix A hereto, or in such greater amount as may from time to time be fixed by the Board of Directors of the Company or any duly authorized committee thereof. The Employee's salary rate shall not be reduced without his written consent.

                    b.   Bonus.   A  bonus  or  bonuses  in such amount  as
          described and as may from time to time be fixed in accordance with Appendix A hereto.

                    c.   Other   Benefits.    The   other  payments  and/or
          benefits described in Appendix B hereto.

                    d. Withholding. All such payments shall be net of applicable withholding for taxes and other required amounts ("Withholding").

               5. Expenses. The Employee shall be reimbursed for out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

               6. Disability. If the Employee becomes Disabled (such term is used as defined in Section 1.5 of the Company's Severance Pay Plan and Summary Plan Description) during the term of this Agreement the Company shall have the continuing right and option while such disability continues by notice in writing to the Employee to terminate this Agreement effective thirty days after such notice is so given, unless within such thirty day period he becomes capable of rendering full time services of the character contemplated hereby and he resumes such services. If the Employee becomes Disabled, as aforesaid, the Company shall be obligated to provide to him the amounts and benefits described in Appendix C hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement.

               7. Death. If Employee dies during the term of this Agreement, this Agreement will terminate and the Company shall be obligated to provide his personal representative(s) and/or his beneficiaries with the amounts and death benefits described in Appendix C hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement.

               8. Severance or Termination Pay and Benefits. If the employment of the Employee is terminated at any time during the term of this Agreement (i) by him for Good Reason (as defined in Paragraph 9 hereof) or (ii) by the Company for any reason other than for Cause (as hereafter defined), the Company shall be obligated to pay to him the severance pay and benefits described in Appendix D hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement. If the employment of Employee is terminated at any time during the term of this Agreement (i) by him without Good Reason or (ii) by the Company for Cause, the Company shall be obligated to pay the Employee the termination and other benefits described in Appendix E hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement. Termination of the Employee's employment on account of his Disability or death will not require the Company to pay and provide any amounts and benefits pursuant to Appendix D or E, but instead to pay and provide the amounts and benefits described in Appendix C.

               As used herein, the term "Cause" means (i) the willful and continuing failure by the Employee to perform substantially the services contemplated (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to him by a duly authorized member or representative of the Company's Board of Directors which specifically identifies the manner in which it is alleged that he has not substantially performed such services, or (ii) the willful engaging by him in misconduct materially injurious to the Company.

               9.   Termination by the Employee for Good Reason.

                    a. The termination by the Employee of his employment for "Good Reason" during the term of this Agreement shall be deemed a justifiable termination of his employment and shall excuse him from the obligation to render services under or relating to this Agreement. In that event the Company shall be obligated to pay to the Employee the amounts and benefits described in Appendix D hereto in lieu of all others provided by this Agreement. As used herein, the term "Good Reason" means:

                         1. the occurrence of any of the following: (i) a change by the Company in his status, title or position(s) as an officer of the Company which does not represent a promotion from or enhancement of his status, title and position, or (ii) the assignment of any duties, responsibilities which are inconsistent with such status, title or position, or (iii) any removal of the Employee from or any failure to reappoint or reelect him to his position except in connection with a justifiable termination by the Company of his employment for Cause or on account of Disability or death or the termination by the Employee of his employment other than for Good Reason, or (iv) the exclusion from meetings, or decision-making processes, or the withholding of data which would be valuable and appropriate to an executive officer of the Company, or germane to the function of Vice President of Marketing, provided in each such case described in clauses (i), (ii), (iii) or (iv) that the same continues for 10 days after written notice thereof by the Employee to the Company specifying the alleged occurrence; or

                         2. a reduction in his salary rate or a failure by the Company to pay to the Employee when due any installment of salary and/or any bonus required pursuant to Appendix A or to pay when due any other amounts owing under or relating to this
          Agreement, or to perform any of the Company's material obligations under this Agreement, which reduction or failure in any such case continues for a period of ten days after written notice thereof is given by him to the Company; or

                         3. the Company's requiring him to be based anywhere other than within a 75-mile radius of the New Orleans, Louisiana area except for required travel in the ordinary course of the Company's business.

               b. The filing by or against the Company of an application seeking protection under the federal bankruptcy laws, or the granting of such application, shall not of itself constitute Good Reason, but the failure of the Company to satisfy Paragraph 27 shall constitute Good Reason.

               c. Employee's right to terminate his employment for Good Reason during the term of this Agreement shall continue in effect until the Company notifies Employee in writing that Good Reason exists specifying the provision of the Agreement giving rise to the right to terminate and Employee fails to exercise such right within 60 days of actual receipt of such notice. Any such failure to exercise shall not prevent Employee from exercising the right to terminate for Good Reason with respect to any new occurrence constituting Good Reason that follows such failure and is not a continuation of a prior such occurrence.

               10.  Notice  of  Termination.    Any   purported  notice  of
          termination by the Company or the Employee of the Employee's employment shall be communicated in a writing delivered to the other party as provided in Paragraph 18 hereof (hereinafter a "Notice of Termination"). Any such Notice of Termination that purports to terminate Employee's employment for Cause or for Good Reason shall specify the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed to provide a justified basis for termination under the provision(s) so indicated.

               11.  Trade  Secrets,  Etc.   Upon  the  termination  of  his
          employment, the Employee agrees forthwith to deliver up to the Company, and, during the term of this Agreement and for 15 years thereafter, not to disclose to any person, firm, corporation, association or other entity other than the Company (a "Third Person") for any reason or purpose whatsoever other than as authorized by the Company or as required by law or as necessary to the performance of his duties to the Company, any confidential data in his possession, whether produced by the Company or by him, relating to the Company's business or any past, current or prospective activity of the Company.

               12. Customer List. The Employee recognizes and acknowledges that any written list(s) of the customers, suppliers and/or vendors of the Company, its subsidiaries and affiliates, is a valuable, special and unique asset. The Employee agrees that he will not during the term of this Agreement or within 15 years thereafter, use for his own personal benefit or disclose any such written list or any part thereof, to any Third Person for any reason or purpose whatsoever.

               13.  [Omitted]

               14. Injunctive Relief. In the event of a breach or threat-ened breach by the Employee of the provisions of Paragraph 11 or 12 of this Agreement during or after the term of this Agreement, the Company shall be entitled to an injunction restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy it may have in the event of breach of this Agreement by the Employee.

               15. Certain Proprietary Rights. The Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

                    a. At any time during the term of his employment by the Company and during the course of or in connection with his duties during the term of this Agreement, or

                    b. With the use of time or materials of the Company. The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such matters, to sign all rightful papers, make all rightful oaths and generally, at the Company's expense to do everything reasonably practicable (without expense to the Employee) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such matters in the Company. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

               16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of:

                    a. The Company, and any successors or assigns of the Company, whether by way of a merger or consolidation, or by way of the Company selling all or substantially all of the assets of the Company, to a successor entity, or otherwise; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

                    b. The Employee, his estate, his executors, administrators, heirs and beneficiaries, none of whom shall be permitted to assign this Agreement or any rights or obligations hereunder.

               17. Expenses Relating to Enforcement of Rights. The Company agrees to pay as incurred, to the full extent permitted by law, all reasonable time-based legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), provided that if it is determined by a court that the position of Employee in any such contest is unreasonable or frivolous, he shall be required to reimburse the Company for his legal fees and expenses so paid by the Company.

               18. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

               If to the Company, addressed to:

                    Chief Executive Officer
                    Campo Electronics, Appliances and Computers, Inc. 109 Northpark Blvd., 5th Floor
                    Covington, LA 70433

               with a copy to:

                    Barbara Treuting Casteix, Esq.
                    Barrios Kingsdorf & Casteix, L.L.P.
                    701 Poydras Street, Suite 3650
                    New Orleans, LA 70139

               If to the Employee, addressed to:

                    217 Paradise Court
                    Mandeville, LA 70448

          or such other address as to which any party hereto may have notified the other in writing.

               19.  Governing Law.  This Agreement shall be governed by and
          interpreted   in  accordance  with  the  laws  of  the  State  of
          Louisiana.

               20. Entire Agreement. This Agreement, including Appendices A through E, inclusive, all of which are herein incorporated by reference and made a part hereof, and the documents referred to herein, contain the entire understanding between the Employee and the Company relating to the employment of the Employee by the Company during the term of this Agreement. No provision of this Agreement, including the Appendices, may be modified or amended except by an instrument in writing signed by both parties.

               21. Severability. If any term or provision of this Agree-ment, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

               22.  Waiver of Breach.   The  waiver  by  either  party of a
          breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

               23. Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

               24. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee's estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

               25. No Obligation to Mitigate Damages. The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as a result of employment by another employer or by retirement or by other benefits, either before the date of this Agreement or after the date of termination of his employment with the Company under this Agreement.

               26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               27. Bankruptcy Matters. The Company shall take all necessary steps reasonably available to it so that amounts payable hereunder shall not be subject to avoidance if the Company comes under the protection of the federal bankruptcy laws.

               28.  Continuation.  Employee's employment under the terms of this Agreement shall not be automatically continued beyond the termination of this Agreement even if Employee's employment by the Company continues thereafter. Any continuation of this Agreement shall only be by express written agreement of Employee and the Company.


                                   CAMPO ELECTRONICS, APPLIANCES
                                   AND COMPUTERS, INC.


                                   By:  /s/  REX O. CORLEY, JR.


                                   /s/ JOHN K. ROSS
                                   John K. Ross



                                      APPENDIX A

                                  SALARY AND BONUSES


               A.   Salary.   The annualized salary rate of Employee during
          the term of the Agreement shall be $125,000 (the "Base Salary").

               B. Performance Bonus. The Company shall pay to the Employee, upon execution of this Agreement, a one-time performance bonus of $25,000 in consideration of services previously performed by Employee for the Company.

               C. Incentive Bonus. The Company shall pay to the Employee a bonus of up to $25,000.00 (the "Incentive Bonus") in a lump sum payment made within 15 days after the first anniversary of the date of this Agreement, the amount of which bonus shall be based upon the Company having achieved the following name and market share criteria (the "Bonus Criteria") as confirmed by unaided recall independent market research in not less than 50% of the markets (the "Sample Markets") in which Campo has conducted business for a period of not less than 12 consecutive months:

                    (i)  consumers   continue   to  identify
                         Campo as the Number One  or  Number
                         Two  retailer  in  appliances, home
                         electronics    and   home    office
                         products  in such  Sample  Markets;
                         and

                    (ii) consumers  continue   to   identify
                         Campo  as  the Number One or Number
                         Two  retailer  "shopped-first"  for
                         appliances,  home  electronics  and
                         home office products in such Sample
                         Markets.

          For purposes of establishing the Bonus Criteria, "independent market research" may be determined by any of the following methods: (a) research contracted for by the Company itself, or in partnership with local newspapers in the Sample Markets, or (b) through commercial market reports, if available in the Sample Markets. The Sample Markets shall be selected by the Board of Directors. To the extent that the Company chooses not to obtain independent market research for all of the Sample Markets selected and no other independent market research is available to determine whether the Bonus Criteria has been satisfied in the requisite percentage of Sample Markets (50%), the requisite percentage shall be reduced to 50% of the Sample Markets for which independent market research has been obtained or otherwise exists. In the event that the only one of the two Bonus Criteria has been satisfied, the amount of the Incentive Bonus to be paid to the Employee shall be $12,500.00. If neither criteria is satisfied, no bonus will be due to the Employee.

               D. Incentive Compensation. The Company's Board of Directors shall use its reasonable best efforts to develop, as soon as is practicable, and in no event later than 120 days after the date of the Agreement, an executive incentive compensation program in which Employee shall be eligible to participate. The program shall be developed after consultation with an executive compensation consultant, and Employee's rewards under such program shall be based on goals designed to return the Company to a profitable position during the term of this Agreement or the Employee's continued employment with the Company following such term.

               E. Accelerated Vesting of Stock Option. Within ten business days after the date of this Agreement, the Company and Employee will enter into an agreement amending the Non-Qualified Stock Option Agreement (the "Option Agreement") entered into as of October 4, 1996 by and between the Company and the Employee to eliminate the vesting criteria set forth in Section 2 of the Option Agreement and to provide that 100% of the Option to purchase 50,000 shares of the Company's common stock at the Exercise Price shall be exercisable by Employee six months from the date of this Agreement.



                                      APPENDIX B

                                    OTHER BENEFITS


               During the term of the Agreement:

               A.   Vacation.   The  Employee shall be  entitled  to  three
          weeks of noncumulative paid vacation time per year of employment.

               B.   Medical Benefits.   The  Employee  shall be entitled to
          participate in the medical benefit plans provided by the Company from time to time to its executive officers generally.

               C.   Other  Benefits.   The  Employee  shall be eligible  to
          participate in any other benefit program provided by the Company from time to time to its executive officers generally.





                                      APPENDIX C

                                 DEATH OR DISABILITY


               In the event of a termination of the Employee's employment during the term of the Agreement for the Employee's death or Disability, the Employee shall be entitled to payment within not less than 30 days from the date of termination of (a) his salary through the date of termination to the extent not already paid, and (b) his Performance Bonus, to the extent not already paid.



                                      APPENDIX D

                                      SEVERANCE


               Severance pay and benefits to be provided to the Employee if the Employee is terminated during the term of the Agreement by the Company without Cause or the Employee terminates his employment during the term of the Agreement for Good Reason are as follows: (a) the Company shall pay to the Employee the amounts that would be due (at the times they would be due) had employment terminated by reason of death or Disability and, in addition, an amount (payable within 30 days after termination of employment) equal to the additional salary and benefits Employee would have received had his employment terminated six months after its actual termination, less any portion thereof that has previously been paid and less any severance benefits that are payable to Employee under the Company's Severance Pay Plan with respect to any "change of control" that occurs prior to the termination of Employee's employment; and (b) for a period ending on the earlier of (i) 6 months from the date of termination of Employee's employment or (ii) Employee's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Employee with outplacement services that are reasonable in scope and cost in relation to his position.



                                      APPENDIX E

                                     TERMINATION


               If the employment of Employee is terminated at any time during the term of the Agreement (i) by Employee without Good Reason, or (ii) by the Company for Cause, the Company shall be obligated to Employee only for payment within not less than 30 days from the date of termination of his salary through the date of termination, to the extent not previously paid.